Exhibit 99.6


                      Certificate Pursuant to Section 1350
                  of Chapter 63 of Title 18 United States Code
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         The undersigned officer hereby certifies, as to the Quarterly Report on
Form 10-Q of Exelon Generation Company, LLC for the quarterly period ended June 30, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Generation Company, LLC and its subsidiaries.



Date:  August 5, 2002             /s/ Oliver D. Kingsley, Jr.
                                  ---------------------------
                                  Oliver D. Kingsley, Jr.
                                  CEO and President (Chief Executive Officer)
                                  Exelon Generation Company, LLC